============================================================================


                                 $240,000,000

                             AMENDED AND RESTATED

                               CREDIT AGREEMENT

                          dated as of June 22, 1999,

                                 by and among

                    COMMONWEALTH TELEPHONE ENTERPRISES, INC

                                 as Borrower,

                        the Lenders referred to herein,

                          FIRST UNION NATIONAL BANK,
                            as Administrative Agent

                                  CIBC INC.,
                             as Syndication Agent,

                        PNC BANK, NATIONAL ASSOCIATION,
                            as Documentation Agent

                                      and

                       FIRST UNION CAPITAL MARKETS CORP.
                            acted as Lead Arranger


============================================================================

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 22nd day of June, 1999, by and among COMMONWEALTH TELEPHONE ENTERPRISES, INC., formerly known as C-TEC Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania ("CTE" or the "Borrower"), the Lenders who are or may become a party to this Agreement, as Lenders, CIBC Inc., as Syndication Agent, PNC Bank, National Association, as Documentation Agent and FIRST UNION NATIONAL BANK, a national banking association, as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE
                              --------------------

     The Borrower, certain financial institutions (the "Prior Lenders") and First Union National Bank, as administrative agent therefor, are parties to that certain credit agreement dated as of June 30, 1997 (as amended, restated or otherwise modified prior to the date hereof, the "Prior Credit Agreement") under the terms of which the Prior Lenders provided the Borrower with a $125,000,000 revolving credit facility. The Borrower, the Lenders (including certain of the Prior Lenders) and the Administrative Agent now desire to amend and restate the provisions of the Prior Credit Agreement to (a) provide for an increase in the aggregate commitments under such revolving credit facility, (b) extend the maturity date of such revolving credit facility and (c) make certain other changes in the covenants and other terms applicable to such revolving credit facility, in each case, pursuant to the terms hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1 Definitions. The following terms when used in this Agreement
                 -----------
shall have the meanings assigned to them below:

     "Adjusted Net Worth" of the Borrower means, as of the last day of any
      ------------------
fiscal quarter, the Net Worth of the Borrower as at such date calculated on a pro forma basis excluding the aggregate amount of Excludable CTSI Losses for
---------
each Fiscal Year or a portion thereof during the period from April 1, 1999 through the end of such fiscal quarter.

     "Adjusted Operating Cash Flow" means, with respect to any Person for any
      ----------------------------
period, the total of the following for such period calculated in accordance with
GAAP: (a) Operating Cash Flow less (b) the sum of (i) cash taxes, (ii) cash
                              ----
dividends and other distributions and redemptions paid with respect to capital stock and (iii) Capital Expenditures.

     "Administrative Agent" means First Union in its capacity as Administrative
      --------------------
Agent hereunder, and any successor thereto appointed pursuant to Section 11.9.

     "Administrative Agent's Office" means the office of the Administrative
      -----------------------------
Agent specified in or determined in accordance with the provisions of Section 12.1.

     "Affiliate" means, with respect to any Person, any other Person (other than
      ---------
a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" means this Amended and Restated Credit Agreement, as further
      ---------
amended, restated, supplemented or otherwise modified from time to time.

     "Applicable Law" means all applicable provisions of constitutions, laws,
      --------------
statutes, ordinances, rules, treaties, regulations, Governmental Approvals and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section
      -----------------
3.1(c).

     "Arbitration Rules" shall have the meaning assigned thereto in Section
      -----------------
12.6(a).

     "Assignment and Acceptance" shall have the meaning assigned thereto in
      -------------------------
Section 12.10.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate and (b)
      ---------
the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take
                       ----
effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the
      --------------
Base Rate as provided in Section 3.1(a).

     "Borrower" means CTE in its capacity as borrower hereunder.
      --------

     "Business Day" means (a) for all purposes other than as set forth in clause
      ------------
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Calculation Date" shall have the meaning assigned thereto in Section
      ----------------
3.1(c).

     "Capital Asset" means, with respect to the Borrower and its Subsidiaries,
      -------------
any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Expenditures" means, with respect to the Borrower and its
      --------------------
Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries (other than Capital Assets acquired in accordance with the terms hereof with the proceeds from casualty insurance or condemnations) during such period determined in accordance with GAAP.

     "Capital Lease" means any lease of any property by the Borrower or any of
      -------------
its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "Change in Control" means (a) the acquisition of ownership, directly or
      -----------------
indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof), other than one or more of, or a group consisting entirely or in part of, Level 3 Communications, Inc., its controlled Affiliates, RCN Corporation and David C. McCourt, of shares representing more than thirty percent 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the Board of Directors of the Borrower nor (ii) appointed by directors so nominated.

     "Closing Date" means the date of this Agreement or such later Business Day
      ------------
upon which each condition described in Section 4.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "CoBank Facilities" means one or more credit, loan or similar agreements,
      -----------------
in existence as of the date hereof or entered into no later than September 1, 1999, extended to Commonwealth Telephone Company by CoBank, ACB ("CoBank"), or by CoBank along with other lenders, as same may be amended, restated, supplemented, renewed, extended, refunded or replaced from time to time.

     "Code" means the Internal Revenue Code of 1986, and the rules and
      ----
regulations thereunder, each as amended or modified from time to time.

     "Commitment" means (a) as to any Lender, the obligation of such Lender to
      ----------
make the Loans to the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1, as such amounts may be reduced or modified at any time or from
   ------------
time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans. The Commitment of all Lenders as of the Closing Date shall be Two Hundred Forty Million Dollars ($240,000,000).

     "Commitment Percentage" means, as to any Lender at any time, the ratio of
      ---------------------
(a) the amount of the Commitment of such Lender to (b) the Commitment of all of the Lenders.

     "Consolidated" means, when used with reference to financial statements or
      ------------
financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "CTE" means Commonwealth Telephone Enterprises, Inc. (formerly known as
      ---
 C-TEC Corporation), and its successors.

     "CTSI" means Commonwealth Telephone Services, Inc., a Pennsylvania
      ----
corporation, and its successors.

     "CTSI Losses" means, for any period, the net loss of CTSI for such period,
      -----------
determined in accordance with GAAP.

     "Debt" means, with respect to the Borrower and its Subsidiaries at any date
      ----
and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of the Borrower or any of its Subsidiaries, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person, and (g) all net payment obligations incurred by any such Person pursuant to Hedging Agreements.

     "Default" means any of the events specified in Section 10.1 which with the
      -------
passage of time, the giving of notice or both, would constitute an Event of Default.

     "Disqualified Stock" means any capital stock of a Person that by its terms
      ------------------
(a) has any scheduled interest or dividend payment, (b) upon the passage of time or occurrence of any event has any redemption or similar payment due, (c) is required to be redeemed or repurchased at the option of any holder or otherwise or (d) is convertible into Debt or is convertible to another security which contains any such terms.

     "Disputes" shall have the meaning set forth in Section 12.6.
      --------

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful
      --------------
currency of the United States.

     "Eligible Assignee" means, with respect to any assignment of the rights,
      -----------------
interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized or licensed under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) a special-purpose investment fund which is organized for the specific purpose of making, acquiring participations in, or investing in loans of the type made pursuant to this Agreement, or (g) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Administrative Agent.

     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, foreign, state, provincial
      ------------------
and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, and orders of courts or Governmental Authorities relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the
      -----
rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person who together with the Borrower is
      ---------------
treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage
      -----------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 10.1,
      ----------------
provided that any requirement for passage of time, the giving of notice or both, has been satisfied.

     "Excludable CTSI Losses" means, for a period constituting all or any
      ----------------------
portion of a Fiscal Year, CTSI Losses for such period, not to exceed during any Fiscal Year an aggregate amount equal to (a) in the case of Fiscal Year 1999, $8,000,000 and (b) in the case of each subsequent Fiscal Year, the projected CTSI Losses for such Fiscal Year as set forth in the budget for such Fiscal Year delivered by the Borrower pursuant to Section 6.1(c), provided that the amount
                                                      ---------
of such CTSI Losses, for purposes of this definition, shall be subject to the approval of the Required Lenders.

     "FCC" means the Federal Communications Commission or any successor
      ---
Governmental Authority.

     "FCC License" means any license, permit, consent, certificate of
      -----------
compliance, franchise, approval, waiver or authorization granted or issued by the FCC.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor
      ----
thereto.

     "Federal Funds Rate" means the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective overnight federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "First Union" means First Union National Bank, a national banking
      -----------
association, and its successors.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries
      -----------
ending on December 31.

     "Fixed Charges" means, for any period, the sum of the following determined
      -------------
on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Interest Expense and (b) scheduled principal payments with respect to Debt.

     "GAAP" means generally accepted accounting principles, as recognized by the
      ----
American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries (except for changes in such practice with which the Borrower's independent certified public accountants have concurred).

     "Governmental Approvals" means all authorizations, consents, approvals,
      ----------------------
licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including without limitation any FCC License or PUC Authorization.

     "Governmental Authority" means any nation, province, state or political
      ----------------------
subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including without limitation the FCC and any PUC.

     "Guaranty Obligation" means, with respect to the Borrower and its
      -------------------
Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that
                                                               --------
the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means any substances or materials (a) which are or
      -------------------
become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass or which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain without limitation asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate
      -----------------
swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated, supplemented or otherwise modified from to time.

     "Interest Expense" means, with respect to any Person for any period, the
      ----------------
interest expense as determined for such period in accordance with GAAP.

     "Interest Period" shall have the meaning assigned thereto in Section
      ---------------
3.1(b).

     "Lender" means each Person executing this Agreement as a Lender set forth
      ------
on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.10.

     "Lending Office" means, with respect to any Lender, the office of such
      --------------
Lender maintaining such Lender's Commitment Percentage of the Loans.

     "Leverage Ratio" means as of any date of determination, the ratio as of
      --------------
such date determined in accordance with Section 8.1.

     "LIBOR" means the rate of interest per annum determined on the basis of the
      -----
rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent, to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the
      ----------
next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =              LIBOR
                 ----------------------------------
                 1.00-Eurodollar Reserve Percentage

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the
      ---------------
LIBOR Rate as provided in Section 3.1(a).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan" means any loan made to the Borrower pursuant to Section 2.1 and all
      ----
such Loans collectively as the context requires.

     "Loan Documents" means, collectively, this Agreement, the Notes, any
      --------------
Hedging Agreement executed by any Lender (or Affiliate thereof) and each other document referenced in Article V or otherwise required to be delivered by or on behalf of the Borrower or its Subsidiaries pursuant to this Agreement all as may be amended, restated or otherwise modified.

     "Material Adverse Effect" means a material adverse effect on the business,
      -----------------------
operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party.

     "Material Contract" means any written contract or other agreement of the
      -----------------
Borrower or any of its Subsidiaries (other than one evidencing Debt, providing for the acquisition or construction of Capital Assets or the making of any Investment (including by way of merger) permitted by Section 9.3 (and, if applicable, Section 9.4)) involving monetary liability of any such Person in an amount in excess of $3,000,000 per annum.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make or has accrued an obligation to make, contributions within the preceding six (6) years.

     "Net Cash Proceeds" means, as applicable with respect to the Borrower or
      -----------------
any of its Subsidiaries, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale less the sum of (i) all income taxes and other taxes
                            ----
assessed by a Governmental Authority as a result of such sale and any other reasonable fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any issuance of Debt, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less
                                                                            ----
all legal, underwriting and other reasonable fees and expenses incurred in connection therewith and the amount thereof applied to repay existing Debt permitted by Section 9.1 and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or any of its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all reasonable expenses of collection.

     "Net Income" means, with respect to the Borrower and its Subsidiaries, for
      ----------
any period of determination, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there will be excluded (a) the net income (or loss) of
           --------
any Person, other than a Wholly-Owned Subsidiary, in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent of the amount of dividends or distributions actually paid to the Borrower or any of its Subsidiaries during such period by such Person, (b) except to the extent included pursuant to the foregoing clause (a), the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (c) the net income (if positive) of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions and (d) any extraordinary gains or losses attributable to asset sales, as determined in accordance with GAAP, including any related tax effects on such Person.

     "Net Worth" means, with respect to the Borrower and its Subsidiaries at any
      ---------
time and without duplication, total assets of such Persons, less total
                                                            ----
liabilities of such Persons, in each case determined on a Consolidated basis in accordance with GAAP.

     "Non-Recourse" means, with respect to all indebtedness and other
      ------------
liabilities of any Person (an "Obligation") in which an investment has been made by the Borrower or any Subsidiary pursuant to Section 9.3(e)(ii), (a) neither the Borrower nor any of its Subsidiaries (i) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (ii) is directly or indirectly liable or (iii) constitutes the lender (except pursuant to an investment permitted by Section 9.3(e)(ii)), in each case for any such Obligation and (b) no default with respect to such Obligation (including any rights which the holders thereof may have to take enforcement action against the relevant Person or its assets) would permit (upon notice, lapse of time or both) any holder of any Debt of the Borrower or its Subsidiaries to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Notes" means the revolving credit notes made by the Borrower payable to
      -----
the order of each Lender, substantially in the form of Exhibit A, evidencing the
                                                       ---------
Debt incurred by the Borrower pursuant to the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Notice of Account Designation" shall have the meaning assigned thereto in
      -----------------------------
Section 2.2(b).

     "Notice of Borrowing" shall have the meaning assigned thereto in Section
      -------------------
2.2(a).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto
      ---------------------------------
in Section 3.2.

     "Notice of Prepayment" shall have the meaning assigned thereto in Section
      --------------------
2.3(d).

     "Obligations" means, in each case, whether now in existence or hereafter
      -----------
arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and (b) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, in each case under or in respect of any Loan Document of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto
      --------------------------------
in Section 6.2.

     "Operating Cash Flow" means, with respect to the Borrower and its
      -------------------
Subsidiaries for any period, the following, determined on a Consolidated basis, without duplication in accordance with GAAP: (a) Net Income, plus (b) to the
                                                             ----
extent deducted in determining Net Income, (i) income and franchise taxes, (ii) Interest Expense, (iii) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges, and (iv) any items of extraordinary, unusual or non-recurring loss, minus (c) to the extent
                                                 -----
included in determining Net Income, any items of extraordinary, unusual or non-recurring gain (together with any related provision for taxes on such gain).
For any acquisition or sale permitted hereunder by such Person during any period of calculation, the definition of Operating Cash Flow shall be adjusted on a pro
                                                                             ---
forma basis in a manner reasonably satisfactory to the Administrative Agent to
-----
give
effect to such acquisition or sale as if such acquisition or sale occurred on the first day of such period.

     "Other Taxes" shall have the meaning assigned thereto in Section 3.11(c).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
      ------------
Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Prime Rate" means, at any time, the rate of interest per annum publicly
      ----------
announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "PUC" means any state regulatory agency or body that exercises jurisdiction
      ---
over the rates or services or the acquisition, construction or operation of any telecommunications system or any person who owns, constructs or operates any telecommunications system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

     "PUC Authorization" means any license, permit, consent, certificate of
      -----------------
compliance, franchise, approval, waiver or authorization granted or issued by a PUC.

     "Register" shall have the meaning assigned thereto in Section 12.10(d).
      --------

     "Required Lenders" means, at any date, any combination of holders of at
      ----------------
least fifty-one percent (51%) of the aggregate unpaid principal amount of the Loans, or if no Loans are outstanding, any combination of Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%).

     "Revolving Credit Facility" means the revolving credit facility established
      -------------------------
pursuant to Article II hereof.

     "Significant Subsidiary" means, as of any date of determination, (i) any
      ----------------------
Subsidiary whose assets exceed five percent (5%) of the total consolidated assets of the Borrower and its Subsidiaries as of the end of the most recently completed fiscal quarter or (ii) any Subsidiary whose revenue exceeds five percent (5%) of the total revenue of the Borrower and its Subsidiaries as of the end of the most recently completed fiscal quarter for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end.

     "Solvent" means, as to the Borrower and its Subsidiaries, taken as a whole,
      -------
on a particular date, that such Persons (a) have capital sufficient to carry on their businesses and transactions and all businesses and transactions in which they are about to engage and are able to pay their debts as they mature, (b) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

     "Subsidiary" means as to any Person, any corporation, partnership, limited
      ----------
liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

     "Taxes" shall have the meaning assigned thereto in Section 3.11(a).
      -----

     "Termination Date" means the earliest of the dates referred to in Section
      ----------------
2.6.

     "Termination Event" means:  (a) a "Reportable Event" described in Section
      -----------------
4043 of ERISA (as to which the thirty (30) day notice requirement has not been waived by the PBGC), or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan under Section 4041(e) or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings under Section 4042 of ERISA to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would reasonably constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or
Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "Total Debt" means with respect to any Person at any date and without
      ----------
duplication, the sum of the following calculated without duplication in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations, contingent or otherwise, of any such Person relative to face amount of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of any such Person which in an aggregate amount exceed $10,000,000 outstanding at any one time, (d) all obligations of any such Person as lessee under Capital Leases and (e) all Guaranty Obligations of any such Person with respect to any obligations of another Person that would constitute a part of Total Debt of such Person.

     "United States" means the United States of America.
      -------------

     "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares
      ------------
of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares required by Applicable Law to be owned by a Person other than the Borrower).

     SECTION 1.2  General. Unless otherwise specified, a reference in this
                  -------
Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3  Other Definitions and Provisions.
                  --------------------------------

     (a)  Use of Capitalized Terms.  Unless otherwise defined therein, all
          ------------------------
capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b)  Miscellaneous.  The words "hereof", "herein" and "hereunder" and words
          -------------
of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                  ARTICLE II

                           REVOLVING CREDIT FACILITY
                           -------------------------

     SECTION 2.1  Revolving Credit Loans. Subject to the terms and conditions of
                  ----------------------
this Agreement, each Lender severally agrees to make Loans to the Borrower from time to time from the Closing Date through, but not including, the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided, that (a) the aggregate
                                             --------
principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Commitment of all Lenders and (b) the principal amount of outstanding Loans from any Lender to the Borrower shall not at any time exceed such Lender's Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date.

     SECTION 2.2  Procedure for Advances of Loans.
                  -------------------------------


     (a)  Requests for Borrowing.  The Borrower shall give the Administrative
          ----------------------
Agent irrevocable prior written notice in the form attached hereto as Exhibit B
                                                                      ---------
(a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (y) with respect to LIBOR Rate Loans, in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans (provided that LIBOR Rate Loans shall not be available until three (3) Business Days after the Closing Date) and (D) in the case of a LIBOR Rate Loan, the duration of the initial Interest Period applicable thereto. A Notice of Borrowing received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

     (b)  Disbursement of Loans.  Not later than 2:00 p.m. (Charlotte time) on
          ---------------------
the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit G (a "Notice of Account Designation") delivered by the
            ---------
Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 3.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.

     SECTION 2.3  Repayment of Loans.
                  ------------------

     (a)  Repayment on Termination Date.  The Borrower shall repay the
          -----------------------------
outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

     (b)  Mandatory Repayment of Excess Loans.  If at any time the outstanding
          -----------------------------------
principal amount of all Loans exceeds the Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Loans in an amount equal to such excess.

     (c)  Other Mandatory Repayments.
          --------------------------

          (i)   Sale of Assets. The Borrower shall make mandatory principal
                --------------
payments of the Loans in amounts equal to 100% of the aggregate Net Cash Proceeds in excess of $2,000,000 received after the date hereof by the Borrower or any of its Subsidiaries from any sale, trade or other disposition of assets permitted by Section 9.5(e), including without limitation, from any sale of capital stock or any other equity ownership interest in any Subsidiary; provided, that (A) such payment shall be made only at such time as such Net Cash
--------
Proceeds required to be paid but not previously applied equal $250,000 or any whole multiple thereof (at which time the entire unapplied amount shall be paid) and (B) unless any Default in the payment of any interest or fees under this Agreement or Event of Default has occurred and is continuing, no such payment shall be required if and to the extent such Net Cash Proceeds are reinvested in the business of the Borrower and its Subsidiaries within two hundred seventy
(270) days after such sale, trade or disposition. Any investment permitted by Sections 9.3(d) or 9.3(e) may satisfy the reinvestment requirement of this
Section 2.3(c)(i); provided that any such investment constituting a direct
                   --------
purchase of replacement assets shall not reduce the applicable amount of permitted investments provided for in Section 9.3(d) and Section 9.3(e) and any such investment constituting a purchase of capital stock or any other equity interest shall reduce such applicable amount.

          (ii)  Insurance. The Borrower shall make mandatory principal payments
                ---------
of the Loans in amounts equal to 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any insurance policy if such Net Cash Proceeds (i) exceed $500,000 in the aggregate for any loss or series of related losses and (ii) are not reinvested in the business of the Borrower and its Subsidiaries within two hundred seventy (270) days of receipt; provided, that if
                                                               --------
any Default in the payment of any interest or fees under this Agreement or Event of Default has occurred and is continuing at the time of such receipt, the Borrower shall not have the option to make any such reinvestment and shall make such mandatory payment in accordance with paragraph (iv) of this Section 2.3(c). Any investment permitted by Sections 9.3(d) or 9.3(e) may satisfy the reinvestment requirement of this Section 2.3(c)(ii); provided that any such
                                                     --------
investment constituting a direct purchase of replacement assets shall not reduce the applicable amount of permitted investments provided for in Section 9.3(d) and 9.3(e) and any such investment constituting a purchase of capital stock or any other equity interest shall reduce such applicable amount.

          (iii) Issuance of Debt.  The Borrower shall make mandatory principal
                ----------------
payments of the Loans in amounts equal to 100% of the Net Cash Proceeds from the issuance of any Debt of the Borrower or any of its Subsidiaries incurred after the Closing Date not permitted by Section 9.1 (but otherwise consented to by the Required Lenders), if after the issuance of such Debt, the Leverage Ratio exceeds 3.0 to 1.0. (For purposes of determining the Leverage Ratio with respect to this Section 2.3(c)(iii), Total Debt of the Borrower and its Subsidiaries shall be calculated on each date that the Borrower or any of its Subsidiaries receives any such Net Cash Proceeds.)

          (iv)  Notice; Manner of Payments.  Upon the occurrence of any event
                --------------------------
triggering the repayment requirement under this Section 2.3(c), the Borrower shall give prompt written notice of such event and the amount of the corresponding prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each mandatory prepayment required under Section 2.3(c) shall be made within three
(3) Business Days of such event and shall be applied to repay the outstanding principal amount of Loans.

     (d)  Optional Repayments.  The Borrower may at any time and from time to
          -------------------
time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit C (a "Notice of Prepayment")
                                      ---------
specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000, in excess thereof with respect to Base Rate Loans, and $2,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans.

     (e)  Limitation on Repayment of LIBOR Rate Loans. The Borrower may not
          -------------------------------------------
repay any LIBOR Rate Loan under this Section 2.3 on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.9.

     SECTION 2.4  Revolving Credit Notes. Each Lender's Loans and the obligation
                  ----------------------
of the Borrower to repay such Loans shall be evidenced by a Note payable to the order of such Lender. Each Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

     SECTION 2.5  Permanent Reduction of the Commitment.
                  -------------------------------------

     (a)  Voluntary Reduction. The Borrower shall have the right at any time and
          -------------------
from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Commitment at any time or (ii) portions of the Commitment, from time to time, in an aggregate principal amount not less than $2,000,000 or any whole multiple of $500,000 in excess thereof, such partial reduction to be applied to reduce each Lender's Commitment pro rata in accordance with its Commitment.

     (b)  Repayment of Principal. Each permanent reduction permitted pursuant to
          ----------------------
this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate principal amount of Loans to the Commitment as so reduced. Any reduction of the Commitment to zero shall be accompanied by payment of all outstanding Obligations and, if such reduction is permanent, termination of the Commitment and Revolving Credit Facility. If the reduction of the Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9 hereof.

     SECTION 2.6  Termination of Revolving Credit Facility. The Revolving Credit
                  ----------------------------------------
Facility shall terminate on the earliest of (a) June 22, 2004, (b) the date of termination of the Commitments in whole by the Borrower pursuant to Section 2.5(a), and (c) the date of termination of the Commitments in whole by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a).


                                  ARTICLE III

                            GENERAL LOAN PROVISIONS
                            -----------------------

     SECTION 3.1  Interest.
                  --------

     (a)  Interest Rate Options. Subject to the provisions of this Section 3.1,
          ---------------------
at the election of the Borrower, Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin
----                                             ----
(provided that the LIBOR Rate shall not be available until three (3) Business
---------
Days after the Closing Date). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

     (b)  Interest Periods.  In connection with each LIBOR Rate Loan, the
          ----------------
Borrower, by giving notice at the times described in Section 3.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months with respect to each LIBOR Rate Loan; provided that:
                                                 --------

               (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

               (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate
              --------
Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

               (iv) no Interest Period shall extend beyond the Termination Date, and no interest period shall be selected by the Borrower which would result in the repayment of any LIBOR Rate Loan prior to the end of an Interest Period; and

               (v) there shall be no more than ten (10) Interest Periods outstanding at any time.

     (c)  Applicable Margin. The Applicable Margin provided for in Section
          -----------------
3.1(a) with respect to any Loan (the "Applicable Margin") shall be based upon the table set forth below and shall be determined and adjusted quarterly on the date (each, a "Calculation Date") ten (10) Business Days after the date by which the Borrower provides an Officer's Compliance Certificate for the most recently ended fiscal quarter of the Borrower; provided, however, that (a) the initial
                                      --------
Applicable Margin shall be based on the table set forth below by reference to the Leverage Ratio as of the most recent fiscal quarter end preceding the Closing Date, as reflected in the certificate delivered pursuant to Section 4.2(d)(ii) and shall remain at that Pricing Level until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Leverage Ratio as of the fiscal quarter end of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide an Officer's Compliance Certificate as required by Section 6.2 for the most recently ended fiscal quarter of the Borrower by the latest date permitted by Section 6.2 (a "Deadline Date"), the Applicable Margin from the date ten (10) Business Days after such Deadline Date (which shall also be a Calculation Date) shall be based on Pricing Level I (as shown below) until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the fiscal quarter end of the Borrower for which such Officer's Compliance Certificate has been provided and the adjustment thereto made ten (10) Business Days after the delivery thereof. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Notwithstanding the foregoing, if the Officer's Compliance Certificate has not been provided in accordance with Section 6.2, the Applicable Margin shall be effective from the most recently determined Calculation Date until the date ten (10) Business Days after the date on which the Officer's Compliance Certificate is provided to the Administrative Agent. Any adjustment in the Applicable Margin shall be applicable to all Loans then existing or subsequently made or issued.

     SECTION 3.2  Notice and Manner of Conversion or Continuation of Loans.
                  --------------------------------------------------------
Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $2,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/ Continuation") not later than 11:00 a.m.
   ---------
(Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 3.3  Fees.
                  ----

     (a)  Commitment Fee. Commencing on the Closing Date, the Borrower shall pay
          --------------
to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to (i) if the Leverage Ratio as of the most recent Calculation Date is greater than 2.50 to 1.00, .500% or (ii) if the Leverage Ratio as of such date is equal to or less than 2.50 to 1.00, .375% on the average daily unused portion of the Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 1999, and on the Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment
        --- ----
Percentages.

     (b)  Administrative Agent's and Other Fees.  In order to compensate the
          -------------------------------------
Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Administrative Agent dated April 19, 1999.

     SECTION 3.4  Manner of Payment. Each payment by the Borrower on account of
                  -----------------
the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata
                                                                      --- ----
in accordance with their respective Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro
                                                                          ---
rata share of such payment in accordance with such Lender's Commitment
----
Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.8, 3.9, 3.10, 3.11 or 12.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 3.1(b)(ii) if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 3.5  Crediting of Payments and Proceeds. In the event that the
                  ----------------------------------
Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes (pro rata
                                                                        --- ----
in accordance with all such amounts due) and then to the principal amount of the Notes, in that order.

     SECTION 3.6  Adjustments. If any Lender (a "Benefited Lender") shall at any
                  -----------
time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to it such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion
                                           --------
of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 3.7  Nature of Obligations of Lenders Regarding Loans; Assumption
                  ------------------------------------------------------------
by the Administrative Agent. The obligations of the Lenders under this Agreement
---------------------------
to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such
                  -----
period as determined by the Administrative Agent, times (c) a fraction the
                                                  -----
numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 3.7 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 3.8  Changed Circumstances.
                  ---------------------

     (a)  Circumstances Affecting LIBOR Rate Availability. If with respect to
          -----------------------------------------------
any Interest Period:

          (i) at least three (3) Lenders (or in any event the Required Lenders) advise the Administrative Agent that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Dow Jones Market Screen Page 3750 or offered to such Lenders for such Interest Period, or

          (ii) at least three (3) Lenders (or in any event the Required Lenders) advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall forthwith give prompt written notice thereof to the Borrower and the Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of any affected borrowing or conversion or continuation specified in any applicable Notice of Borrowing or Notice of Conversion/Continuation that they elect not to borrow or convert or continue Loans on the date specified therein, the Lenders shall make, convert or continue the Loans in the amount specified by the Borrower in the applicable notice, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

     (b)  Laws Affecting LIBOR Rate Availability. If, after the date hereof, the
          --------------------------------------
introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its respective Lending Office) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until such Lender notifies the Administrative Agent and the Borrower that such circumstances no longer exist, (i) the obligation of such Lender to make LIBOR Rate Loans, convert Base Rate Loans into LIBOR Rate Loans or continue LIBOR Rate Loans as LIBOR Rate Loans shall be suspended, and (ii) each LIBOR Rate Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (A) on the last day of the then current Interest Period if such Lender may lawfully continue to maintain and fund such Loan as a LIBOR Rate Loan to such day or (B) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a LIBOR Rate Loan to such day.

     (c)  Increased Costs. If, after the date hereof, the introduction of, or
          ---------------
any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices), other than any such amount included in the calculation of Eurodollar Reserve Percentage, or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. Each Lender will promptly notify the Administrative Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.8(c) and, after receipt of such notice, the Administrative Agent will promptly notify the Borrower of such event; provided, that neither any Lender nor the
                            --------
Administrative Agent shall incur any liability whatsoever to any other Lender or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for clearly demonstrable error.

     (d) The Borrower shall not be required to compensate a Lender for any increased costs pursuant to this Section 3.8 incurred by such Lender more than 90 days prior to its request to the Administrative Agent for such compensation.

     SECTION 3.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any reasonable loss or expense (excluding any loss of margin over the LIBOR Rate for the period after any such payment or conversion or failure to borrow, prepay or convert) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in good faith but otherwise in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for clearly demonstrable error.

     SECTION 3.10  Capital Requirements. If, after the date hereof, either (a)
                   --------------------
the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified in a reasonably detailed calculation by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of clearly demonstrable error, be presumed to be correct and binding for all purposes. The Borrower will not be required to compensate a Lender for any increased amounts to this Section 3.10 incurred by such Lender more than 90 days prior to its request to the Borrower for such compensation.

     SECTION 3.11  Taxes.
                   -----

     (a)  Payments Free and Clear.  Any and all payments by the Borrower
          -----------------------
hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding (i) taxes imposed on or measured by the overall net income of any Lender or its Lending Office or the Administrative Agent or the Administrative Agent's Office, as the case may be, and (ii) all franchise or similar taxes measured by capital or net worth of such Lender or its Lending Office or the Administrative Agent or the Administrative Agent's Office, as the case may be, in each case imposed: (A) by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized, or in which its principal executive office is located, (B) by the jurisdiction in which the Lending Office of such Lender or the Administrative Agent's Office, as applicable, is located or (C) solely by reason of such Lender or the Administrative Agent, as the case may be, doing business in the jurisdiction imposing such tax, other than as a result of this Agreement or any Note or any transaction contemplated hereby and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in
Section 3.11(e).

     (b)  Refunds. If the Borrower pays any additional amount under Section 3.11
          -------
(a "Tax Payment") and any Lender or Affiliate thereof effectively obtains a refund of tax or credit against tax by reason of the Tax Payment (a "Tax Credit") and such Tax Credit is, in the reasonable judgement of such Lender or Affiliate, attributable to such Tax Payment, then such Lender, after actual receipt of such Tax Credit or actual receipt of the benefits thereof, shall promptly reimburse the for such amount as such Lender shall reasonably determine to be the proportion of the Tax Credit as would leave the Borrower (after that reimbursement) in no better or worse position than it would have been if the Tax Payment had not been required; provided, that no Lender shall be required to
                               --------
make any reimbursement if it reasonably believes the making of such reimbursement would cause it to lose the benefit of the Tax Credit or would adversely affect in any other respect its tax position. Subject to the other terms hereof, any claim by a Lender for a Tax Credit shall be made in a manner, order and amount as such Lender determines in its sole and absolute discretion. Except to the extent necessary to evaluate any Tax Credit, no Lender shall be obligated to disclose information regarding its tax affairs or computations to the Borrower, it being understood and agreed that in no event shall any Lender be required to disclose information regarding its tax position that it deems to be confidential (other than with respect to the Tax Credit).

     (c)  Stamp and Other Taxes.  In addition to the Taxes described in Section
          ---------------------
3.11(a), the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (d)  Indemnity.  The Borrower shall indemnify each Lender and the
          ---------
Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (e)  Evidence of Payment.  Within thirty (30) days after the date of any
          -------------------
payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (f)  Delivery of Tax Forms.  Each Lender organized under the laws of a
          ---------------------
jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service

Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (g)  Survival.  Without prejudice to the survival of any other agreement of
          --------
the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 3.12  Change of Lending Office; Replacement Lenders. (a) Each
                   ---------------------------------------------
Lender agrees that on the occurrence of any event giving rise to the operation of Sections 3.8(b), 3.8(c), 3.10, 3.11(a) or 3.11(c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event; provided, that such designation is
                                             --------
made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 3.12(a) shall affect or postpone any of the obligations of any Borrower or the rights of any Lender provided in Sections 3.8, 3.10 or 3.11.

     (b) At any time within one hundred eighty (180) days after any payment by the Borrower of any amount pursuant to or by reason of the operation of Sections 3.8(b), 3.8(c), 3.10, 3.11(a) or 3.11(c), the Borrower, by writing addressed to the Administrative Agent and each Lender that requested the payment of such amount, may nominate or propose an Eligible Assignee that is willing to become the assignee of the Commitment and other obligations of such Lender (a "Replacement Lender") pursuant to Section 12.10(b), and within fifteen (15) Business Days after receipt of such proposal from the Borrower, each such Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance of its entire Commitment in favor of the proposed Replacement Lender in accordance with Section 12.10(b) unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrower and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Administrative Agent; provided, that in no event will (i) any Lender be required
                      --------
to enter into an Assignment and Acceptance at a price less than par plus accrued interest and prorated fees and other costs due hereunder to the effective date thereof, (ii) either of the Administrative Agent or Lenders be obligated to assist the Borrower in identifying any Eligible Assignees that are willing to become such a Replacement Lender or (iii) any such assignment be required if consummation conflicts with any Applicable Law. The assignment fee payable to the Administrative Agent in connection with any such assignment pursuant to
Section 12.10(b) shall be for the account of the Borrower.

     SECTION 3.13  Use of Proceeds. The Borrower shall use the proceeds of the
                   ---------------
Loans (a) to repay in full all Debt of the Borrower not otherwise permitted under this Agreement, (b) to finance investments and acquisitions by the Borrower permitted by this Agreement and (c) for Capital Expenditures, working capital and general corporate purposes of the Borrower.

                                  ARTICLE IV

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING
                 --------------------------------------------

     SECTION 4.1  Closing. The closing shall take place at the offices of
                  -------
Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on June 22, 1999, or at such other place or on such other date and time as the parties hereto shall mutually agree.

     SECTION 4.2  Conditions to Closing and Initial Loans. The obligation of the
                  ---------------------------------------
Lenders to close this Agreement and to make the initial Loans is subject to the satisfaction of each of the following conditions:

     (a)  Executed Loan Documents.  This Agreement, the Notes and the other Loan
          -----------------------
Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

     (b)  Closing Certificates; etc.
          --------------------------

               (i)   Officer's Certificate.  The Administrative Agent shall have
                     ---------------------
received a certificate from the chief executive officer or chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

               (ii)  Certificate of Secretary. The Administrative Agent shall
                     ------------------------
have received a certificate of the secretary or assistant secretary of the Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of the Borrower and all amendments thereto, each certified as of a recent date by the appropriate Governmental Authority in the applicable jurisdiction; that attached thereto is a true and complete copy of the bylaws of the Borrower, each as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party.

               (iii) Certificates of Good Standing.  The Administrative Agent
                     -----------------------------
shall have received long-form certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization and a certificate of the relevant taxing authorities of such jurisdiction certifying that such Person has filed required tax returns with respect to any franchise taxes and owes no delinquent franchise taxes.

               (iv)  Opinions of Counsel. The Administrative Agent and the
                     -------------------
Lenders shall have received favorable opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders (A) with respect to the Borrower, the Loan Documents and such other matters as the Lenders shall request and (B) with respect to FCC and other regulatory matters, each in form and substance satisfactory to the Administrative Agent.

               (v)   Insurance.  The Administrative Agent shall have received a
                     ---------
certificate of insurance in form and substance satisfactory to the Administrative Agent.

     (c)  Consents; Defaults.
          ------------------

               (i)   Governmental and Third Party Approvals. All necessary
                     --------------------------------------
approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

               (ii)  No Injunction, Etc.  No action, proceeding, investigation,
                     -------------------
regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which in the Administrative Agent's good faith determination could reasonably be expected to have a Material Adverse Effect.

     (d)  Financial Matters.
          -----------------

               (i)   Financial Statements.  The Administrative Agent shall have
                     --------------------
received the financial statements described in Section 5.1(n) all in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP.

               (ii)  Financial Condition Certificate.  The Borrower shall have
                     -------------------------------
delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer, chief financial officer, vice president of finance or treasurer of the Borrower, that (A) the Borrower and its Subsidiaries, taken as a whole, are Solvent, (B) the Borrower's payables are current and not past due,
(C) attached thereto are calculations evidencing compliance as of March 31, 1999 with the covenants contained in Sections 8.1 and 8.2 and the Borrower's Net Worth as of March 31, 1999, (D) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (based on reasonable assumptions of senior management) of the financial condition and operations of the Borrower and its Subsidiaries and (E) attached thereto is a calculation of the Applicable Margin pursuant to Section 3.1(c).

               (iii) Payment at Closing; Fee Letters.  The Borrower shall have
                     -------------------------------
paid to the Administrative Agent and the Lenders the fees set forth or referenced in Section 3.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

     (e)  Miscellaneous.
          -------------

               (i)   Notice of Borrowing. The Administrative Agent shall have
                     -------------------
received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a) with respect to any Loans to be made on the Closing Date, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

               (ii)  Proceedings and Documents. All opinions, certificates and
                     -------------------------
other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

               (iii) Capital Expenditures Spending Plan. The Borrower shall have
                     ----------------------------------
delivered to the Administrative Agent a spending plan, in form and substance acceptable to the Administrative Agent, reflecting all Capital Expenditures planned for the Fiscal Year 1999.

               (iv)  Due Diligence and Other Documents.  The Borrower shall have
                     ---------------------------------
delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent may reasonably request.

     (f)  Refinancing. On the Closing Date, (i) all loans under the Prior Credit
          -----------
Agreement ("Existing Loans") made by any Prior Lender who is not a Lender hereunder shall be repaid in full and the commitments and other obligations and rights (except as expressly set forth in the Prior Credit Agreement) of such Prior Lender shall be terminated, (ii) all outstanding Existing Loans shall be deemed Loans hereunder and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the Commitments of the Lenders hereunder, (iii) there shall have been paid in cash in full all accrued but unpaid interest due on the Existing Loans to but excluding the Closing Date, (iv) there shall have been paid in cash in full all accrued but unpaid fees under the Prior Credit Agreement due to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the Prior Lenders and/or First Union, as administrative agent under the Prior Agreement for which the Borrower has been invoiced at least one Business Day prior to the Closing Date.

     SECTION 4.3  Conditions to All Loans. The obligations of the Lenders to
                  -----------------------
make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

          (a)     Continuation of Representations and Warranties. The
                  ----------------------------------------------
representations and warranties contained in Article V shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such date except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

          (b)     No Existing Default. No Default or Event of Default shall have
                  -------------------
occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                ----------------------------------------------

     SECTION 5.1  Representations and Warranties. To induce the Administrative
                  ------------------------------
Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

     (a)  Organization; Power; Qualification.  Each of the Borrower and its
          ----------------------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to obtain such qualification and authorization could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 5.1(a).
                                                 ---------------

     (b)  Ownership.  Each Subsidiary of the Borrower as of the Closing Date is
          ---------
listed on Schedule 5.1(b).  As of the Closing Date, the capitalization of the
          ---------------
Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 5.1(b). All outstanding shares have been duly authorized
             ---------------
and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on Schedule
                                                                       --------
5.1(b).  As of the Closing Date, there are no
------
outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on Schedule 5.1(b) or granted to employees and directors of the
             ---------------
Borrower and its Subsidiaries pursuant to duly authorized employee benefit plans.

     (c)  Authorization of Agreement, Loan Documents and Borrowing. Each of the
          --------------------------------------------------------
Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d)  Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.
          ---------------------------------------------------------------------
The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     (e)  Compliance with Law; Governmental Approvals.  Each of the Borrower and
          -------------------------------------------
its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case with respect to subclauses (i) and (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (f)  Tax Returns and Payments.  Each of the Borrower and its Subsidiaries
          ------------------------
has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the failure to so file or cause to be filed such return or pay taxes could not reasonably be expected to have a Material Adverse Effect. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved; provided, that the Borrower or such Subsidiary may contest such Lien or other claim in good faith so long as adequate reserves are maintained in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate.

     (g)  Intellectual Property Matters.  Except where the failure to own or
          -----------------------------
possess such intellectual property rights could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. Except to the extent any revocation, termination or infringement could not reasonably be expected to have a Material Adverse Effect, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h)  Environmental Matters. Except for matters that could not reasonably be
          ---------------------
expected to have a Material Adverse Effect:

               (i) The properties and all operations conducted in connection therewith of the Borrower and its Subsidiaries are in compliance with, and to the best of their knowledge have been in compliance with, all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

               (ii) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

               (iii) To the best of the Borrower's and each of its Subsidiaries' knowledge, hazardous Materials have not been transported or disposed to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

               (iv) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary or such properties or such operations; and

               (v)   Except as set forth on Schedule 5.1(h), at any time since
                                            --------------
the Borrower or any of its Subsidiaries has owned, leased or operated any of its properties, or to the best of their knowledge, prior to such time, there has been no release, or to the best of the Borrower's and each of its Subsidiaries' knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


     (i)  ERISA.
          -----

               (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 5.1(i);
                                             ---------------

               (ii) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

               (iii) No Pension Plan has been terminated under Section 4041(e) or 4042 of ERISA, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

               (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

               (v) No Termination Event has occurred or is reasonably expected to occur; and

               (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

     (j)  Margin Stock.  Neither the Borrower nor any Subsidiary thereof is
          ------------
engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

     (k)  Government Regulation. Neither the Borrower nor any Subsidiary thereof
          ---------------------
is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended.

     (l)  Material Contracts. Schedule 5.1(l) sets forth a complete and accurate
          ------------------  ---------------
list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 5.1(l), each such Material Contract is, and after giving
         --------------
effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract requested thereby and required to be listed on Schedule 5.1(l) or any other Schedule hereto.

     (m)  Employee Relations.  Each of the Borrower and any of its Subsidiaries
          ------------------
has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 5.1(m). The
                                                           ---------------
Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

     (n)  Financial Statements.  The (i) audited Consolidated balance sheet of
          --------------------
the Borrower and its Subsidiaries as of December 31, 1998 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1999 and related unaudited interim statements of income and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are in all material respects complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except that such unaudited statements may not contain notes required by GAAP). The Borrower and its Subsidiaries, on a Consolidated basis, have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (o)  No Material Adverse Change. Since December 31, 1998, there has been no
          --------------------------
material adverse change in the properties, business, operations, or financial condition of the Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (p)  Solvency.  As of the Closing Date and after giving effect to each Loan
          --------
made hereunder, the Borrower and its Subsidiaries, taken as a whole, will be Solvent.

     (q)  Titles to Properties.  Each of the Borrower and its Subsidiaries has
          --------------------
such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to
Section 5.1(n), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder and except where the failure to obtain such titles could not reasonably be expected to have a Material Adverse Effect.

     (r)  Liens.  None of the properties and assets of the Borrower or any
          -----
Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 9.2.

     (s)  Debt and Guaranty Obligations.  Schedule 5.1(s) is a complete and
          -----------------------------   ---------------
correct listing of all Debt of the Borrower and its Subsidiaries as of the Closing Date in excess of $1,000,000.

     (t)  Litigation.  Except for matters existing on the Closing Date and set
          ----------
forth on Schedule 5.1(t), there are no actions, suits or proceedings pending
         ---------------
nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

     (u)  FCC and PUC Regulatory Matters.
          ------------------------------

          (i)   Schedule 5.1(u) hereto sets forth, as of the date hereof, a true
                --------------
and complete list of the following information for each FCC License or PUC Authorization issued to the Borrower or any of its Subsidiaries: (A) for all FCC Licenses, the name of the licensee, the type of service and the expiration dates; and (B) for each PUC Authorization, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

          (ii) As of the date hereof and except for matters that could not reasonably be expected to have a Material Adverse Effect, (A) the FCC Licenses and PUC Authorizations specified on Schedule 5.1(u) hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such FCC Licenses and PUC Authorizations; (B) no event has occurred and is continuing which could reasonably be expected to (1) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such FCC License or PUC Authorization or (2) materially and adversely affect any rights of the Borrower or any of its Subsidiaries thereunder; and (C) the Borrower has no reason to believe and has no knowledge that such FCC Licenses and PUC Authorizations will not be renewed in the ordinary course.

          (iii) All of the material properties, equipment and systems owned, leased or managed by the Borrower and its Subsidiaries are in good repair, working order and condition and are and will be in compliance with all terms and conditions of the FCC Licenses and PUC Authorizations and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          (iv) Except where the failure to pay such fees and charges could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries have paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business operations and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

     (v)  Absence of Defaults.  No event has occurred or is continuing which
          -------------------
constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order (except where such default could not reasonably be expected to have a Material Adverse Effect) to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound; provided, that the representation and warranty in this clause (v) shall not be incorrect solely on account of any such event relating to a Material Contract if the Borrower or any of its Subsidiaries is contesting the claimed default in good faith so long as adequate reserves are maintained in accordance with GAAP.

     (w)  Year 2000 Compliance.  The Borrower and its Subsidiaries have (i)
          --------------------
initiated a review and assessment of all areas within any of their business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timeline (it being understood that the plan and timeline in effect on any particular date may reflect adjustments from the initial or any other plan and timeline previously developed). Based on the foregoing, the Borrower and its Subsidiaries (i) believe that all computer applications of the Borrower and its Subsidiaries that are material to their businesses and operations, taken as a whole, are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000 (that is, be "year 2000 compliant"), except to the extent that any failure to be year 2000 compliant could not reasonably be expected to have a Material Adverse Effect and
(ii) have no reason to believe that all computer applications of its suppliers, vendors and customers that are material to the Borrower's and its Subsidiaries' businesses and operations, taken as a whole, are not reasonably expected on a timely basis to be year 2000 compliant, except to the extent that any failure to be year 2000 compliant could not reasonably be expected to have a Material Adverse Effect .

     (x)  Senior Debt Status.  The Obligations of the Borrower and each of its
          ------------------
Subsidiaries under this Agreement and each of the other Loan Documents ranks and shall continue to rank pari passu to all senior unsecured debt of each such
                       ----------
Person.

     (y)  Accuracy and Completeness of Information.  All written information,
          ----------------------------------------
reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. All projections provided by or on behalf of the Borrower to the Administrative Agent and Lenders hereunder constitute good faith estimates based on reasonable assumptions of senior management of the Borrower as of the date delivered. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.2  Survival of Representations and Warranties, Etc. All
                  -----------------------------------------------
representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this

Agreement shall be made or deemed to be made at and as of the Closing Date and at and as of the date of each Loan hereunder (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                  ARTICLE VI

                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

     Until all of the principal and interest on the Loans and all fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 12.1 and to the Lenders at their respective addresses as set forth on Schedule 1.1, or such
                                                          ------------
other office as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 6.1  Financial Statements and Projections.
                  ------------------------------------

     (a)  Quarterly Financial Statements.  As soon as practicable and in any
          ------------------------------
event within forty-five (45) days after the end of each fiscal quarter (other than the fourth fiscal quarter ending December 31 of each Fiscal Year), an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

     (b)  Annual Financial Statements.  As soon as practicable and in any event
          ---------------------------
within ninety (90) days after the end of each Fiscal Year, an audited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and consolidating statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared by an independent certified public accounting firm of recognized national standing in accordance with GAAP and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

     (c)  Annual Budget and Financial Projections. As soon as practicable and in
          ---------------------------------------
any event within ninety (90) days after the beginning of each Fiscal Year, a budget of the Borrower and its Subsidiaries for such Fiscal Year, as approved by the Board of Directors of the Borrower and substantially similar in form and scope as the budget for the 1999 Fiscal Year delivered to the Administrative Agent prior to closing.

     SECTION 6.2  Officer's Compliance Certificate. At each time financial
                  --------------------------------
statements are delivered pursuant to Sections 6.1 (a) or (b), a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate").
---------

     SECTION 6.3  Accountants' Certificate. At each time financial statements
                  ------------------------
are delivered pursuant to Section 6.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

     (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

     (b) confirming the calculations of the Borrower and its Subsidiaries required to establish whether or not such Persons are in compliance with the financial covenants set forth in Article VIII hereof as at the end of each respective period.

     SECTION 6.4  Other Reports.
                  -------------

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

     (b) As soon as available and in any event within ninety (90) days after the end of the Fiscal Year of the Borrower, an updated Schedule 5.1(u)
                                                       ---------------
accompanied by a report identifying any FCC License or PUC Authorization lost, surrendered or canceled during such period, and within ten (10) Business Days after the receipt by the Borrower or any of its Subsidiaries of notice that any FCC License or PUC Authorization has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by either Borrower or any of its Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of either Borrower or any of its Subsidiaries); and

     (c) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender, may reasonably request.

     SECTION 6.5  Notice of Litigation and Other Matters. Prompt (but in no
                  --------------------------------------
event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which in such case could reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof, where such labor controversy could reasonably be expected to have a Material Adverse Effect;

     (d) any attachment, judgment, lien, levy or order exceeding $250,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

     (e) (i) any Default or Event of Default, or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract unless such default could not reasonably be expected to have a Material Adverse Effect; provided, that the failure to give notice with respect to any such event
--------
relating to a Material Contract shall not constitute a Default or Event of Default hereunder if the Borrower or any of its Subsidiaries is contesting the claimed default in good faith so long as adequate reserves are maintained in accordance with GAAP; and

     (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     SECTION 6.6  Accuracy of Information. All written information, reports,
                  -----------------------
statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender whether pursuant to this Article VI or any other provision of this Agreement, shall, at the time the same is so furnished, comply with Section 5.1(y).

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all of the principal and interest on the Loans and all fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 12.11, Borrower will, and will cause each of its Subsidiaries to:

     SECTION 7.1  Preservation of Corporate Existence and Related Matters.
                  -------------------------------------------------------
Except as permitted by Section 9.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction, except where the failure to qualify and remain qualified as a foreign corporation could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.2  Maintenance of Property. Protect and preserve all properties
                  -----------------------
useful in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 7.3  Insurance. Maintain insurance with financially sound and
                  ---------
reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 7.4  Accounting Methods and Financial Records. Maintain a system of
                  ----------------------------------------
accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 7.5  Payment and Performance of Obligations. Pay and perform all
                  --------------------------------------
Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except, in each case, when any failure to pay or perform could not reasonably be expected to have a Material Adverse Effect; provided, that the
                                                          --------
Borrower or such Subsidiary may contest any item described in clause (a) or (b) of this Section 7.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 7.6  Compliance With Laws and Approvals. Observe and remain in
                  ----------------------------------
compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where failure to comply with Applicable Laws or maintain Government Approvals could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.7  Environmental Laws. In addition to and without limiting the
                  ------------------
generality of Section 7.6, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where failure to so comply, obtain, maintain, conduct or complete such actions under such clauses
(a) and (b) could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 7.8  Compliance with ERISA. In addition to and without limiting the
                  ---------------------
generality of Section 7.6, (a) comply with all applicable material provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any material liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 7.9  Compliance With Agreements. Comply in all respects with each
                  --------------------------
term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except where failure to so comply could not reasonably be expected to have a Material Adverse Effect; provided, that no such failure
                                            --------
relating to a Material Contract or other lease, agreement or instrument shall constitute a Default or Event of Default hereunder if the Borrower or any of its Subsidiaries is contesting the claimed default in good faith so long as adequate reserves are maintained in accordance with GAAP.

     SECTION 7.10  Conduct of Business. Engage only in businesses in
                   -------------------
substantially the same fields as the businesses conducted on the Closing Date and in lines of business directly related thereto.

     SECTION 7.11  Visits and Inspections. Permit representatives of the
                   ----------------------
Administrative Agent or any Lender, from time to time and, upon reasonable notice during normal business hours at its own expense (except that the Borrower shall pay all such expenses when an Event of Default shall have occurred and be continuing, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 7.12  Year 2000 Compatibility. Take all actions reasonably
                   -----------------------
necessary to ensure that the Borrower's material computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000, except to the extent that the failure to take such action could not reasonably be expected to have a Material Adverse Effect.

                                 ARTICLE VIII

                              FINANCIAL COVENANTS
                              -------------------

     Until all of the principal and interest on the Loans and fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

     SECTION 8.1  Leverage Ratio. As of any fiscal quarter end, permit the ratio
                  --------------
(the "Leverage Ratio") of (a) Total Debt of the Borrower and its Subsidiaries as of such fiscal quarter end to (b) Operating Cash Flow of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to be greater than 4.25 to 1.0.

     SECTION 8.2  Interest Coverage Ratio. As of any fiscal quarter end, permit
                  -----------------------
the ratio of (a) Operating Cash Flow of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to (b) Interest Expense of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to be less than 3.00 to 1.00.

     SECTION 8.3  Adjusted Fixed Charge Coverage Ratio. As of the end of each
                  ------------------------------------
fiscal quarter ending after the second anniversary of the Closing Date, permit the ratio of (a) Adjusted Operating Cash Flow for the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to (b) Fixed Charges of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end, to be less than (i) from the fiscal quarter ending after the second anniversary of the Closing

Date through and including December 31, 2001, 0.85 to 1.0 and (ii) as of January 1, 2002 and thereafter, 1.05 to 1.0.

     SECTION 8.4  Minimum Net Worth. As of any fiscal quarter end, permit the
                  -----------------
Adjusted Net Worth of the Borrower to be less than seventy-five percent (75%) of the Net Worth of Borrower as of the most recent fiscal quarter end preceding the Closing Date, plus, thirty-five percent (35%) of the Net Income of the Borrower for the period from April 1, 1999 through the end of such fiscal quarter.

                                  ARTICLE IX

                              NEGATIVE COVENANTS
                              ------------------

     Until all of the principal and interest on the Loans and fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Borrower will not and will not permit any of its Subsidiaries to:

     SECTION 9.1  Limitations on Debt. Create, incur, assume or suffer to exist
                  -------------------
any Debt except:

     (a)  the Obligations;

     (b) Debt incurred in connection with a non-speculative Hedging Agreement (a copy of which shall be delivered to the Administrative Agent by the Borrower promptly after execution thereof);

     (c) Debt existing on the Closing Date and not otherwise permitted or referenced in this Section 9.1, as set forth on Schedule 5.1(s) in the case of
                                                ---------------
Debt in excess of $1,000,000 and the renewal and refinancing (but not the increase above the amount of principal outstanding with respect to any such Debt at the Closing Date other than borrowings under lines of credit up to the maximum amount described in Schedule 5.1(s)) of any of the foregoing;

     (d) Debt of the Borrower and its Subsidiaries incurred in connection with Capital Leases, purchase money Debt of the Borrower and its Subsidiaries and other Debt in an aggregate amount not to exceed $40,000,000 on any date of determination (which may be secured to the extent permitted by Sections 9.2(f) and 9.2(g));

     (e) Debt of the Borrower payable solely to any Subsidiary or Debt of any Subsidiary payable to solely to the Borrower or to another Subsidiary; and

     (f) Debt under the CoBank Facilities, in an aggregate principal amount at any time outstanding not to exceed $125,000,000.

     SECTION 9.2  Limitations on Liens. Create, incur, assume or suffer to
                  --------------------
exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests of any Subsidiary), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith if adequate reserves are maintained to the extent required by GAAP;

     (b) the claims of materialmen, mechanics, carriers, warehousemen, processors, or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

     (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (e) Liens not otherwise permitted by this Section 9.2 and in existence on the Closing Date and described on Schedule 9.2 and any Liens on any refinanced
                                  ------------
Debt permitted by Section 9.1(c);

     (f) (i) Liens evidencing the interest of the lessor under any Capital Lease permitted by Section 9.1(d) and any contractual or statutory liens in favor of the lessor with respect to any leased property; and (ii) Liens securing purchase money Debt permitted under Sections 9.1(d); provided that (A) such
                                                     --------
Liens shall be created within ninety (90) days after the acquisition of the related asset, (B) such Liens do not at any time encumber any property other than the property financed by such Debt, (C) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired;

     (g) other Liens securing Debt otherwise permitted under Section 9.1, the principal amount of which outstanding at any one time in the aggregate does not exceed $500,000;

     (h)  Liens securing Debt permitted by Section 9.1(f); and

     (i) Liens securing Debt permitted by 9.1(d) which Debt was assumed in connection with an acquisition permitted by Section 9.3(c), (d) or (e); provided
                                                                        --------
that (A) such Liens were created prior to such acquisition and not in contemplation thereof, (B) such Liens do not at any time encumber any property other than the property subject to such Lien prior to the acquisition,

(C) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired.

     SECTION 9.3  Limitations on Loans, Advances, Investments and Acquisitions.
                  ------------------------------------------------------------
Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing, except:

     (a) (i) investments existing on the Closing Date in Subsidiaries existing on the Closing Date and further investments by the Borrower and/or any Subsidiary in the form of intercompany loans permitted by Section 9.1(e), (ii) investments after the date of this Agreement in any Wholly Owned Subsidiary and
(iii) the other existing loans, advances and investments described on Schedule
                                                                      --------
9.3;
---

     (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and at the time of purchase having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc.,
(iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof, or branches of any foreign bank registered and licensed under the applicable laws of the United States of America or any state thereof, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency, (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, or (v) money market mutual funds;

     (c) investments by the Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination of both) of any other Person using either (i) only the capital stock of the Borrower or
(ii) capital stock of the Borrower and other consideration permitted by this
Section 9.3 as consideration for such acquisition; provided that the Borrower or
                                                   --------
any of its Subsidiaries may not use Disqualified Stock as consideration;

     (d) investments not otherwise permitted by Section 9.3(c) by the Borrower or any of its Subsidiaries in Persons constituting Subsidiaries (after giving effect to any such investment) in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, in an amount not to exceed $85,000,000 in the aggregate during the term of this Agreement; and

     (e) loans, advances or other investments by the Borrower or any of its Subsidiaries in Persons not constituting Subsidiaries (after giving effect to any such investment) of the Borrower in an aggregate amount not to exceed $40,000,000 (calculated on a cumulative basis except, in the case of loans and advances, net of any principal amount repaid); provided that: (i) the Borrower
                                               --------
and its Subsidiaries may make or hold loans, advances and other investments in Persons not constituting Subsidiaries (after giving effect to any such investment) in addition to the amount of investments permitted to be made or held pursuant to the prior clause of this Section 9.3(e) in an aggregate additional amount not to exceed $85,000,000 (calculated after giving effect to any such investment from the date such investment is made or held pursuant to this clause (i) on a cumulative basis and without netting any repayment of the principal amount of any loan or advance), so long as (A) such investment is
                                          ----------
designated by the Borrower as being made or held pursuant to the provisions of clause (i) above and (B) all indebtedness and other liabilities of any Person in which such an investment is made or held pursuant to clause (i) above are Non-Recourse to the Borrower and its Subsidiaries and (iii) no loan, advance or other investment may be made pursuant to either clause of this Section 9.3(e) if any Event of Default has occurred and is continuing.

     SECTION 9.4  Limitations on Mergers and Liquidation. Merge, consolidate or
                  --------------------------------------
enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) any Wholly-Owned Subsidiary of the Borrower may merge with any other Wholly-Owned Subsidiary of the Borrower;

     (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 9.3(c);

     (c) any Wholly-Owned Subsidiary of the Borrower may wind-up into the Borrower or any other Wholly-Owned Subsidiary of the Borrower; and

     (d) the Borrower or any of its Wholly-Owned Subsidiaries may merge or consolidate with any other Person, provided, that, (i) the Borrower or such
                                   --------
Wholly-Owned Subsidiary is the surviving corporation after such merger or consolidation and (ii) the Borrower and its Subsidiaries are in pro forma compliance after such merger or consolidation with all terms and covenants contained in this Agreement and the other Loan Documents.

     SECTION 9.5  Limitations on Sale of Assets. Convey, sell, lease, assign,
                  -----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any equity interest in any Subsidiary or Affiliate, any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a)  the sale of inventory in the ordinary course of business;

     (b) the sale of assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

     (c) the transfer of assets to the Borrower or any other Wholly-Owned Subsidiaries pursuant to Section 9.4(c);

     (d) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

     (e) the sale of assets that for the twelve-month period ending immediately prior to such sale generated less than fifteen percent (15%) of the Operating Cash Flow of the Borrower and its Subsidiaries; provided, that during the term
                                                --------
of this Agreement, aggregate sales of assets under this subsection may not exceed twenty-five percent (25%) of Operating Cash Flow; and provided further
                                                             ----------------
that the Borrower and its Subsidiaries will comply with Section 2.3(c) with respect to the proceeds of any sale under this Section 9.5(e). For purposes of this Section 9.5(e), Operating Cash Flow shall be calculated for the period of four consecutive fiscal quarters immediately preceding the relevant measurement date for which financial information has been delivered pursuant to Sections 6.1 and 6.2.

     SECTION 9.6  Limitations on Exchange and Issuance of Capital Stock. Issue,
                  -----------------------------------------------------
sell or otherwise dispose of any class or series of capital stock of it that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due (other than in any case by the giving of an optional notice of redemption by the issuer thereof).

     SECTION 9.7  Transactions with Affiliates. Directly or indirectly: (a) make
                  ----------------------------
any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates (any transaction described in clause (a) or (b), an "Affiliate Transaction"), except, in each case, pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate; provided,
                                                                     --------
that the foregoing provisions of this Section shall not prohibit: (i) agreements with or for the benefit of employees of the Borrower or any of its Subsidiaries regarding bridge home loans and other loans necessitated by the relocation of such employee or regarding short-term hardship advances, routine advances for business expenses in the ordinary course of business, or other loans in an aggregate amount outstanding not to exceed $1,000,000 if each such loan is approved by the Board of Directors of the Borrower; (ii) any transaction solely among the Borrower and its Wholly-Owned Subsidiaries; (iii) the Borrower making any dividend or distribution permitted by Section 9.6; (iv) any borrowing or payment of principal or interest on any Debt permitted by Section 9.1; (v) any Affiliate Transaction pursuant to agreements or other arrangements in effect on the date hereof or otherwise consistent with past practice (and any renewal, replacement or modification of any such agreement or arrangement on terms that are not materially more adverse to the Borrower), (vi) any Affiliate Transaction in which the amount involved does not exceed $100,000, or (vii) the consummation of any Affiliate Transaction described on Schedule 9.7.
                                          ------------

     SECTION 9.8  Certain Accounting Changes.  Change its Fiscal Year end, or
                  --------------------------
make any change in its accounting treatment and reporting practices except as required or permitted by GAAP and in accordance with Section 12.9.

     SECTION 9.9  Restrictive Agreements.  Enter into any Debt which contains
                  ----------------------
any negative pledge on assets or which restricts, limits or otherwise encumbers
(a) its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt or (b) the ability of any Subsidiary to make any payment to the Borrower (in the form of dividends, intercompany advances or otherwise); provided, that any Debt permitted to be refinanced pursuant to Section 9.1(c) may, after any such refinancing include terms that are not materially more restrictive than the terms in existence on the Closing Date with respect to such Debt.


                                   ARTICLE X

                              DEFAULT AND REMEDIES
                              --------------------

     SECTION 10.1  Events of Default.  Each of the following shall constitute
                   -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a)  Default in Payment of Principal of Loans.  The Borrower shall default
          ----------------------------------------
in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b)  Other Payment Default.  The Borrower shall default in the payment when
          ---------------------
and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or any fees hereunder, and such default shall continue unremedied for five (5) Business Days.

     (c) Misrepresentation.  Any representation or warranty made or deemed to be
         -----------------
made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Certain Covenants.  The Borrower shall
         -------------------------------------------
default in the performance or observance of any covenant or agreement contained in Sections 6.5(e) or Articles VIII or IX (other than Sections 9.8 or 9.9) of this Agreement.

     (e) Default in Performance of Other Covenants and Conditions.  The Borrower
         --------------------------------------------------------
or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent or any Lender.

     (f) Hedging Agreement.  Any termination payment shall be due by the
         -----------------
Borrower under any Hedging Agreement and such amount is not paid within five (5) Business Days of the due date thereof.

     (g) Debt Cross-Default.  The Borrower or any of its Subsidiaries shall (i)
         ------------------
default in the payment of any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

     (h) Change in Control.  A Change in Control shall occur.
          -----------------

     (i)  Voluntary Bankruptcy Proceeding.  The Borrower or any Significant
          -------------------------------
Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (j)  Involuntary Bankruptcy Proceeding.  A case or other proceeding shall
          ---------------------------------
be commenced against the Borrower or any Significant Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Significant Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (k)  Failure of Agreements.  Any provision of this Agreement or any
          ---------------------
provision of any other Loan Document with respect to any material (in the reasonable judgement thereof) rights and remedies of the Administrative Agent and Lenders hereunder and thereunder shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing.

     (l)  Termination Event.  The occurrence of any of the following events:
          -----------------
(i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000.

     (m)  Judgment.  A judgment or order for the payment of money which causes
          --------
the aggregate amount of all such judgments to exceed $500,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

     (n)  Licenses; Franchises.  Any FCC License or PUC Authorization of the
          --------------------
Borrower or any Subsidiary should expire or terminate or be revoked or otherwise lost, which in any such case could reasonably be expected to have a Material Adverse Effect.


     SECTION 10.2  Remedies.  Upon the occurrence of an Event of Default, with
                   --------
the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

     (a) Acceleration; Termination of Facilities.  Declare the principal of and
         ---------------------------------------
interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and/or terminate the Revolving Credit Facility and any right of the Borrower to request borrowings thereunder; provided, that upon
                                                            --------
the occurrence of an Event of Default specified in Section 10.1(i) or (j), the Revolving Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

     (b) Rights of Collection.  Exercise on behalf of the Lenders all of its
         --------------------
other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION 10.3  Rights and Remedies Cumulative; Non-Waiver; etc.  The
                   -----------------------------------------------
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                  ARTICLE XI

                           THE ADMINISTRATIVE AGENT
                           ------------------------

     SECTION 11.1  Appointment.  Each of the Lenders hereby irrevocably
                   -----------
designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XI shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

     SECTION 11.2  Delegation of Duties.  The Administrative Agent may
                   --------------------
execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 11.3  Exculpatory Provisions.  Neither the Administrative Agent
                   ----------------------
nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.


     SECTION 11.4  Reliance by the Administrative Agent.  The Administrative
                   ------------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 12.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the other relevant Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.


     SECTION 11.5  Notice of Default.  The Administrative Agent shall not be
                   -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Administrative
                          --------
Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     SECTION 11.6  Non-Reliance on the Administrative Agent and Other Lenders.
                   ----------------------------------------------------------
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 11.7  Indemnification.  The Lenders agree to indemnify the
                   ---------------
Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 11.8  The Administrative Agent in Its Individual Capacity.  The
                   ---------------------------------------------------
Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 11.9  Resignation of the Administrative Agent; Successor
                   --------------------------------------------------
Administrative Agent.  Subject to the appointment and acceptance of a
--------------------
successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 11.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     SECTION 12.1  Notices.
                   -------

     (a) Method of Communication.  Except as otherwise provided in this
         -----------------------
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices.  Notices to any party shall be sent to it at the
         ---------------------
following addresses, or any other address as to which all the other parties are notified in writing.


     If to the Borrower:         Commonwealth Telephone Enterprises, Inc.


                                 Attention:  John Butler
                                 Telephone No.:
                                 Telecopy No.:

     With copies to:             Davis Polk & Wardwell
                                 450 Lexington Avenue
                                 New York, New York 10017
                                 Attention: John Fouhey, Esq.
                                 Telephone No.: 212-450-4000
                                 Telecopy No.:  212-450-4800

     If to First Union as        First Union National Bank
     Administrative Agent:       One First Union Center, TW-10
                                 301 South College Street
                                 Charlotte, North Carolina 28288-0608
                                 Attention:     Syndication Agency Services
                                 Telephone No.: (704) 383-0281
                                 Telecopy No.:  (704) 383-0288

     If to any Lender:     To the Address set forth on Schedule 1.1 hereto
                                                       ------------

     (c) Administrative Agent's Office.  The Administrative Agent hereby
         -----------------------------
designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

     SECTION 12.2  Expenses; Indemnity.  The Borrower will (a) pay all
                   -------------------
reasonable out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) at any time when a Default has occurred and is continuing (or at any time thereafter with respect to any of the following undertaken during the existence of a Default), pay all reasonable out-of-pocket expenses of the Administrative Agent (and of the Lenders, but only if such Default is an Event of Default) in connection with the enforcement of any rights and remedies of the Administrative Agent and Lenders under the Revolving Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 12.3  Set-off.  In addition to any rights now or hereafter
                   -------
granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 12.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by
Section 10.2 and although such Obligations shall be contingent or unmatured. Notwithstanding the preceding sentence, each Lender agrees to notify the Borrower and the Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 12.4  Governing Law.  This Agreement, the Notes and the other
                   -------------
Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 12.5  Consent to Jurisdiction.  The Borrower hereby irrevocably
                   -----------------------
consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.1. Nothing in this Section 12.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     SECTION 12.6  Binding Arbitration; Waiver of Jury Trial.
                   -----------------------------------------

     (a) Binding Arbitration.  Upon demand of any party, whether made before or
         -------------------
after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims
                  -- ----
of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding any of the foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty
(120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

     (b) Jury Trial.  THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER
         ----------
HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (c) Preservation of Certain Remedies.  Notwithstanding the preceding
         --------------------------------
binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 12.7  Reversal of Payments. To the extent the Borrower makes a
                   --------------------
payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 12.8  Injunctive Relief; Punitive Damages.
                   -----------------------------------

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 12.9  Accounting Matters. All financial and accounting
                   ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any of its Subsidiaries to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect from time to time.

     SECTION 12.10  Successors and Assigns; Participations.
                    --------------------------------------

     (a)  Benefit of Agreement.  This Agreement shall be binding upon and inure
          --------------------
to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b)  Assignment by Lenders.  Each Lender may, with the consent of the
         ---------------------
Administrative Agent and Borrower, which consents shall not be unreasonably withheld (and which consent of the Borrower shall not be required during the continuance of an Event of Default), assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that:
                                                             --------

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto (an
                                         ---------
"Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

          (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state;

          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a
            --------
Lender to an Affiliate thereof or to another Lender or its Affiliate; and

          (vi) no consent of the Administrative Agent or Borrower shall be required for any such assignment by any Lender to an Affiliate thereof which is an Eligible Assignee.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5)

Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c)  Rights and Duties Upon Assignment.  By executing and delivering an
          ---------------------------------
Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d)  Register.  The Administrative Agent shall maintain a copy of each
          --------
Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e)  Issuance of New Notes.  Upon its receipt of an Assignment and
          ---------------------
Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:
                                                                  ---------

               (i)   accept such Assignment and Acceptance;

               (ii)  record the information contained therein in the Register;

               (iii) give prompt notice thereof to the Lenders and the Borrower; and

               (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

     (f) Participations.  Each Lender may sell participations to one or more
         --------------
banks or other entities (other than the Borrower or any Affiliate thereof) in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:
                                                --------

          (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iii) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

          (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g)  Disclosure of Information; Confidentiality.  The Administrative Agent
          ------------------------------------------
and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents on a need to know basis for making and administering the credit in accordance with their customary procedures for handling confidential information; provided, that the
                                                  --------
Administrative Agent may disclose information relating to this Agreement to Gold
                                                                            ----
Sheets and other similar bank trade publications, such information to consist of
------
deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any Governmental Authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 12.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior
                                                          --------
to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender in accordance with this Section.

     (h)  Certain Pledges or Assignments.  Nothing herein shall prohibit any
          ------------------------------
Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     (i)  SPC Designation.  Notwithstanding the above provisions of Section
          ---------------
12.10, any Lender, pursuant to a designation agreement mutually agreed to and executed by such Lender (in such capacity, the "Granting Lender" ), the Administrative Agent and the Borrower, may grant to a special purpose funding vehicle (an "SPC") organized by the Granting Lender, the option to fund on behalf of such Granting Lender all of any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) the SPC shall have no commitment to make any such Loan, but if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (ii) any rights of any such SPC shall be derivative of the rights of the Granting Lender and (iii) each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof, provided
                                                                      --------
that the Granting Lender for each SPC hereby agrees to indemnify, save and hold
----
harmless each other party hereto for any loss, cost, damage and expense (including attorney's fees and expenses) arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 12.10, any SPC may with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any assignment fee therefor, assign all or a portion of its interests in any Loans made thereby to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder).

Notwithstanding any grant or assignment referred to in this Section 12.10 (i);
(i) such Granting Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged; (ii) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Granting Lender shall remain the holder of the Notes held by it for all purposes of this Agreement; (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement; (v) such Granting Lender shall not permit such grantee or assignee the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document, and (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

     SECTION 12.11  Amendments, Waivers and Consents. Except as set forth below,
                    --------------------------------
any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall, without
                 --------
the prior written consent of each Lender affected thereby:

     (a) (i) increase the Commitment of any Lender, (ii) reduce the rate of interest or fees payable on any Loan or (iii) reduce or forgive the principal amount of any Loan, (iv) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan or any fee or commission with respect thereto, or (v) permit any subordination of the principal or interest on any Loan; or

     (b) (i) release the Borrower from the Obligations hereunder, (ii) permit any assignment (other than as specifically permitted in this Agreement) of any of the Borrower's rights and obligations hereunder, (iii) amend the provisions of this Section 12.11 or the definition of Required Lenders or any other provision requiring the consent or approval of all Lenders under the Loan Documents (iv) amend the provisions of Section 4.4 providing that all payments to the Lenders shall be pro rata in accordance with their respective Commitment Percentages or (v) amend the several nature of the obligations of the Lenders under this Agreement.

In addition, no amendment, waiver or consent to the provisions of Article XI shall be made without the written consent of the Administrative Agent.

     SECTION 12.12  Performance of Duties. The Borrower's obligations under this
                    ---------------------
Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 12.13  All Powers Coupled with Interest. All powers of attorney and
                    --------------------------------
other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

     SECTION 12.14  Survival of Indemnities. Notwithstanding any termination of
                    -----------------------
this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the Loan

Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 12.15  Titles and Captions. Titles and captions of Articles,
                    -------------------
Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 12.16  Severability of Provisions. Any provision of this Agreement
                    --------------------------
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 12.17  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 12.18  Term of Agreement. This Agreement shall remain in effect
                    -----------------
from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

                          [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]           COMMONWEALTH TELEPHONE ENTERPRISES, INC. (formerly
                           known as C-TEC Corporation)


                           By: /s/ John Butler
                              ------------------------------
                             Name: JOHN BUTLER
                                  --------------------------
                             Title: EVP/CFO
                                   -------------------------

                          [Signature Pages Continued]

                           FIRST UNION NATIONAL BANK, as Administrative Agent and Lender


                           By: /s/ C. Mark Hedrick
                              ---------------------------
                              Name: C. Mark Hedrick
                                   ----------------------
                              Title: Vice President
                                    ---------------------


                          [Signature Pages Continued]

                             COBANK ACB


                             By: /s/ John P. Cole
                                ------------------------
                                Name: John P. Cole
                                     -------------------
                                Title: Vice President
                                      ------------------

                          [Signature Pages Continued]

                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Jeffrey E. Hauser
                                  ---------------------------
                                  Name:  JEFFREY E. HAUSER
                                         --------------------
                                  Title: VICE PRESIDENT
                                         --------------------


                          [Signature Pages Continued]

                              CIBC INC.


                              By: /s/ Tefta Ghilaga
                                  ----------------------------------------
                                  Name:  Tefta Ghilaga
                                         ---------------------------------
                                  Title: Executive Director
                                         ---------------------------------
                                         CIBC World Markets Corp. As Agent

                              FLEET NATIONAL BANK


                              By: /s/ Christine Campanelli
                                  -------------------------------
                                  Name:  Christine Campanelli
                                         ------------------------
                                  Title: Vice President
                                         ------------------------


                          [Signature Pages Continued]

                              DRESDNER BANK AG,
                              New York and Grand Cayman Branches


                              By: /s/ Patrick A. Keleher
                                  -----------------------------
                                  Name:  PATRICK A. KELEHER
                                         ----------------------
                                  Title: Vice President
                                         ----------------------


                          [Signature Pages Continued]




                                  /s/ Helen Ng, P.E.
                                      Helen Ng, P.E.
                                      Assistant Vice President

                             NATIONSBANK, N.A.


                              By: /s/ Pamela S. Kurtzman
                                  ----------------------------
                                  Name:  PAMELA S.KURTZMAN
                                         ---------------------
                                  Title: VICE PRESIDENT
                                         ---------------------



                          [Signature Pages Continued]

                              MELLON BANK, N.A.
                              -----------------


                              By: /s/ Thomas P. Joyce
                                  -------------------------
                                  Name:  Thomas P. Joyce
                                         ------------------
                                  Title: Vice President
                                         ------------------


                          [Signature Pages Continued]
                           -------------------------

                              CRESTAR BANK


                              By: /s/ J. Eric Millham
                                  ------------------------
                                  Name:  J. Eric Millham
                                        ------------------
                                  Title: Vice President
                                         -----------------


                          [Signature Pages Continued]

                              STATE STREET BANK AND TRUST COMPANY


                              By: /s/ Hamilton H. Wood, Jr.
                                  ------------------------------
                                  Name:   Hamilton H. Wood, Jr.
                                          ----------------------
                                   Title: Vice President
                                          ----------------------


                          [Signature Pages Continued]

                              MERITA BANK PLC


                              By: /s/ Charles J. Lansdown
                                  -------------------------------
                                  Name:  Charles J. Lansdown
                                         ------------------------
                                  Title: Senior Vice President
                                         ------------------------



                          [Signature Pages Continued]



                              By: /s/ Andrew J. Ragusa
                                  ----------------------------------
                                  Name:  Andrew J. Ragusa
                                         ---------------------------
                                  Title: Assistant Vice President
                                         ---------------------------

                              U.S. BANK NATIONAL ASSOCIATION


                              By: /s/ Thomas G. Gunder
                                  ------------------------------
                                  Name:  Thomas G. Gunder
                                         -----------------------
                                  Title: V. P.
                                         -----------------------